As filed with the Securities and Exchange Commission on June 30, 2009
                                    Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
_____________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________

CAS MEDICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1123096
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

44 East Industrial Road
Branford, Connecticut 06405
(Address of Principal Executive Offices)

CAS Medical Systems, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Andrew E. Kersey
President and Chief Executive Officer
CAS Medical Systems, Inc.
44 East Industrial Road
Branford, Connecticut 06405
 (203) 488-6056
(Name, Address and Telephone Number, including area code, of Agent for Service)

Copies of all communications, including all communications sent to agent for service should be sent to:
Michael Grundei, Esq.
Wiggin and Dana LLP
400 Atlantic Street
Stamford, Connecticut 06901
(203) 363-7600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.004 par value per share	150,000 shares	$1.735	$260,250.00	$14.53

(1)         Plus such additional indeterminable number of shares as may be required pursuant to the Employee Stock Purchase Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2)         Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, such computation is based on $1.735 per share (the average of the high and low prices as reported on the NASDAQ Global Market on June 24, 2009).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement of CAS Medical Systems, Inc. (the “Company”) the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 6, 2009 and June 11, 2009;

(d)	The Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2009;

(e)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-18 filed on March 7, 1985.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

The Company will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Secretary, CAS Medical Systems, Inc., 44 East Industrial Road, Branford, Connecticut 06405.

Item 4.                 Description of Securities.

Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

Not applicable.

Item 6.                 Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“Delaware Law”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful.  A Delaware corporation may indemnify officers and directors against expenses (including attorney’s fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

The Company’s Certificate of Incorporation, as amended (the “Charter”), and Bylaws provide for the indemnification of each officer and director of the Company to the fullest extent permitted by Delaware Law.  The Charter also provides that, to the fullest extent permitted by Delaware Law, no director of the Company shall be liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director.

Section 145 of Delaware Law also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145.  The Company has purchased and maintains a directors’ and officers’ liability policy for such purposes.

Item 7.                 Exemption From Registration Claimed.

Not applicable.

Item 8.                 Exhibits.

4.1	Certificate of Incorporation, as amended
4.2	Amended and Restated By-laws (1)
4.3	CAS Medical Systems, Inc. Employee Stock Purchase Plan (2)
5.1	Opinion of Wiggin and Dana LLP (filed herewith)
23.1	Consent of UHY LLP (filed herewith)
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)

(1) Incorporated by reference to the Company’s Form 8-K filed November 30, 2007.
(2) Incorporated by reference to the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2009.

Item 9.                 Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Branford, State of Connecticut, on this 30th day of June, 2009.

CAS MEDICAL SYSTEMS, INC.

By:	/s/ Andrew E. Kersey
Name: Andrew E. Kersey
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew E. Kersey and Jeffery A. Baird and each of them his or her true and lawful attorneys-in-fact and agents, each acting alone, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereunto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacity	Date

(i) Principal Executive Officer:

/s/ Andrew E. Kersey	Director, President and Chief Executive Officer	June 30, 2009
Andrew E. Kersey

(ii) Principal Financial and Accounting Officer:

/s/ Jeffery A. Baird	Chief Financial Officer	June 30, 2009
Jeffery A. Baird

(iii) A Majority of the Board of Directors:

/s/ Louis P. Scheps	Chairman of the Board	June 30, 2009
Louis P. Scheps

/s/ Jerome Baron	Director	June 30, 2009
Jerome Baron

/s/ Lawrence C. Burstein	Director	June 30, 2009
Lawrence C. Burstein

Director
Evan Jones

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation, as amended
4.2	Amended and Restated By-laws (1)
4.3	CAS Medical Systems, Inc. Employee Stock Purchase Plan (2)
5.1	Opinion of Wiggin and Dana LLP (filed herewith)
23.1	Consent of UHY LLP (filed herewith)
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1	Power of Attorney (included in signature page)

(1)   Incorporated by reference to the Company’s Form 8-K filed November 30, 2007.
(2)   Incorporated by reference to the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2009.